As filed with the Securities and Exchange Commission on November 17, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GTY Technology Holdings Inc.

(Exact name of registrant as specified in our charter)

Massachusetts	83-2860149
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(702) 945-2898

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TJ Parass

Chief Executive Officer

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(702) 945-2898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carol Anne Huff

Justin Reinus

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)		Amount of Registration Fee(1)
Common stock	—	—	—		—
Preferred stock	—	—	—		—
Debt securities	—	—	—		—
Warrants	—	—	—		—
Subscription rights	—	—	—		—
Total	—	—	$40,000,000	(2)	$4,364	(3)

(1)	An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices, with a maximum aggregate offering price not to exceed $40,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)	Rule 457(o) permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security for the offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT AN OFFER TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated November 17, 2020

PROSPECTUS

GTY Technology Holdings Inc.

$40,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

We may offer and sell, at any time and from time to time, in one or more offerings, any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; and

•	subscription rights.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 27 of this prospectus.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “GTYH.” On November 16, 2020, the last reported sale price of our common stock on Nasdaq was $3.28 per share.

There is currently no market through which the securities, other than our common stock, may be sold and you may not be able to resell such securities purchased under this prospectus and any applicable prospectus supplement. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 2 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2020.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents to which you are referred by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $40,000,000.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “GTY,” the “Company,” “we,” “our,” “ours” and “us” refer to GTY Technology Holdings Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

THE COMPANY

GTY is software as a service (“SaaS”) company that offers a cloud-based suite of solutions for the public sector, primarily in North America. GTY brings leading government technology companies together to achieve a new standard in citizen engagement and resource management. GTY solutions provide public sector organizations with the ability to communicate, engage, interact, conduct business and transact with their constituents in a simple and easy manner spanning functions in procurement, payments, grants management, budgeting, and permitting.

Our primary six wholly-owned subsidiaries are Bonfire Interactive Ltd. (“Bonfire”), CityBase, Inc. (“CityBase”), eCivis, Inc. (“eCivis”), Open Counter Enterprises Inc. (“Open Counter”), Questica Inc. (“Questica”), and Sherpa Government Solutions LLC (“Sherpa”). Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grants management system to maximize grant revenues and track performance; Open Counter provides government permitting software to guide applicants through complex permitting and licensing procedures; and Questica and Sherpa offer budget preparation and management software, as well as consulting services, to deliver on financial and non-financial strategic objectives.

We were formed on August 11, 2016 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Until the business combination (as hereinafter defined), we did not engage in any operations nor generate any revenues. We recognized an opportunity to replace costly legacy systems with scalable and efficient SaaS products. Our search led to the acquisition of Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa on February 19, 2019 (the “business combination”).

Our principal executive offices are located at 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada, and our telephone number at this address is (702) 945 2898. Our website address is www.gtytechnology.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, June 30, 2020 and September 30, 2020 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 29 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

Risks Related to our Credit Facility

Our Credit Facility restricts our operations, particularly our ability to respond to changes or to take certain actions regarding our business.

On November 13, 2020, the Company entered into a Loan and Security Agreement by and among the Company, each of the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto (each, a “Lender”, and, collectively, “Lenders”), and Acquiom Agency Services LLC, a Colorado limited liability company, as agent for the Lenders (the “Loan and Security Agreement” and the facility thereunder, the “Credit Facility”)

The Loan and Security Agreement contains various customary covenants that limit or prohibit the Company’s ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay certain dividends on its capital stock or redeem, repurchase, retire or make distributions in respect of its capital stock or subordinated indebtedness or make certain other restricted payments; (iii) make certain loans, acquisitions, capital expenditures or investments; (iv) sell certain assets, including stock of its subsidiaries; (v) enter into certain sale and leaseback transactions; (vi) create or incur certain liens; (vii) consolidate, merge, sell, transfer or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) engage in certain business activities. A violation of the covenants under the Loan and Security Agreement may result in default or an event of default under the Credit Facility.

The Loan and Security Agreement also contains customary events of default that include, among other things, certain payment defaults, covenant defaults, cross-defaults to other indebtedness, change of control defaults, judgment defaults, and bankruptcy and insolvency defaults. Upon the occurrence of an event of default under the Loan and Security Agreement, the agent, at the direction of the required lenders, could elect to declare all amounts of such indebtedness outstanding to be immediately due and payable and terminate any commitments to extend further credit

Furthermore, if we are unable to repay the amounts due and payable under the Credit Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness, which could force us into bankruptcy or liquidation. In the event that our lenders accelerated the repayment of the borrowings, we may not have sufficient assets to repay that indebtedness. Any acceleration of amounts due under the credit agreements would likely have a material adverse effect on us. As a result of these restrictions, we may be limited in how we conduct business, unable to raise additional debt or equity financing to operate during general economic or business downturns, or unable to compete effectively or to take advantage of new business opportunities.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the business combination;

•	the future financial performance of the Company, including our revenues, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow and ability to achieve profitability;

•	the sufficiency of our cash to meet our liquidity needs;

•	changes in the market for our products;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the ongoing integration of our business units may disrupt current plans and operations;

•	the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	the risk that we are unable to generate sufficient cash flow from our business to make payments on our debt;

•	the ability to raise or borrow additional funds on acceptable terms;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	the impact of the coronavirus outbreak, or similar global health concerns, on our operations and customer base, particular budgetary constraints on our municipal customers due to substantial emergency expenses; and

•	other risks set forth under “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2020, June 30, 2020 and September 30, 2020 and other reports filed time to time with the SEC.

Our forward-looking statements speak only as of the time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances that arise after the date of this prospectus, the date of any applicable prospectus supplement, the date of any free writing prospectus or the date of the documents incorporated by reference herein that include forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of our securities for working capital, repayment of debt and other general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds from the sale of securities may be invested temporarily until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering material related to the offered securities.

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DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the capital stock, debt securities, warrants, and subscription rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement, will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is not complete. We urge you to read in their entirety our restated articles of organization (our “charter”), which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Under our charter, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.0001 per share and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of November 16, 2020, there were 53,547,036 shares of common stock outstanding and no shares of preferred stock outstanding. As of November 16, 2020, there were 27,093,334 warrants to purchase shares of our common stock outstanding. As of November 16, 2020, there were 6,994,863 shares of certain of our subsidiaries that are exchangeable on a 1:1 for basis for shares of the Company’s common stock. The outstanding shares of our common stock are duly and validly issued, fully paid and nonassessable, and any shares of our common stock issued upon exercise of our warrants will be duly and validly issued, fully paid and nonassessable. Our common stock is listed on Nasdaq under the symbol “GTYH.”

Common Stock

Voting Power. Except as otherwise required by law or as otherwise provided in any amendment or restatement of our charter establishing for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Each share of common stock is entitled to one vote on matters to be voted on by stockholders.

Dividends. Holders of our common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after we have satisfied or made provision for the satisfaction of our debts and obligations and shall have paid or made provision for satisfaction of the rights of the holders of the preferred stock, if any.

Preemptive or Other Rights. There are no preemptive or other subscription rights and no sinking fund or redemption provisions applicable to holders of our common stock.

Election of Directors. Our charter does not provide for cumulative voting with respect to the election of directors. We have a classified board of directors that is divided into three classes with staggered three-year terms. Only one class of directors will be subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Our bylaws contemplate, among other things, that (i) at a meeting of shareholders in which the number of nominees for election to our board of directors is equal to or less than the number of directors to be elected, a nominee for director shall be elected to the board of directors only if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election, with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election and (ii) at a meeting of shareholders in which the number of nominees for election to our board of directors exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast at such meeting.

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Preferred Stock

Our charter authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the number of shares to be included in such series;

•	the designation of such series;

•	the powers of such series; and

•	the preferences and rights of such series and any qualifications, limitations or restrictions thereof.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could also adversely affect the voting power and dividend and liquidation rights of the holders of common stock. The issuance of preferred stock could also, under certain circumstances, have the effect of delaying, deferring or preventing a change of control of the GTY or the removal of existing management or otherwise adversely affect the market price of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights of that series of preferred stock.

You should refer to the amendment to our charter establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Massachusetts and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Warrants

Each whole warrant is exercisable to purchase one share of common stock at $11.50 per share. We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.  The warrants were determined to be equity classified in accordance with ASC 815, Derivatives and Hedging.

Public Warrants

As of November 16, 2020, we had 18,400,000 public warrants outstanding. Each public warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on March 21, 2019. A warrant holder may exercise its warrants only for a whole number of shares. The warrants will expire on February 19, 2024, which is five years after the closing date of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

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We are obligated to maintain the effectiveness of a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. A registration statement covering the shares of common stock issuable upon exercise of the warrants was declared effective by the SEC on May 28, 2019. During any period when we may fail to maintain an effective registration statement, warrant holders may, until such time as there is again an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Private Placement Warrants

At the time of our initial public offering, our sponsor purchased 8,693,334 warrants in a private placement at a price of $1.50 per warrant.  The private placement warrants are identical to the public warrants, except that the private placement warrants and the shares issuable upon exercise of the private placement warrants were not transferable, assignable or salable until 30 days after the completion of the business combination, subject to certain limited exceptions.  Additionally, the private placement warrants are non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants.

Redemption

We may call the warrants for redemption (except with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last reported closing price of our shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If we call the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of shares at a price below its exercise price. Additionally, in no event will we be required to net cash settle the warrants shares.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock and our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

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Certain Anti-Takeover Provisions of Massachusetts Law and our Charter

We are, as a corporation incorporated under the laws of the Commonwealth of Massachusetts, subject to the provisions of the Massachusetts General Laws. Chapter 110F of the Massachusetts General Laws generally provides that, if a person acquires 5% or more of the stock of a Massachusetts corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years following the time that person becomes a 5% shareholder, with certain exceptions. A Massachusetts corporation may elect in its articles of organization or bylaws not be governed by Chapter 110F.

Under the Massachusetts control share acquisitions statute (Chapter 110D of the Massachusetts General Laws), a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting stock of the corporation, referred to as a control share acquisition, must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (i) any shares owned by any person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (ii) any shares owned by any officer of the corporation and (iii) any shares owned by any employee of the corporation who is also a director of the corporation) for the purpose of acquiring voting rights for the shares that such person acquires in crossing the foregoing thresholds.

The Massachusetts control share acquisitions statute permits the corporation, to the extent authorized by its articles of organization or bylaws, to redeem all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if  (i) no control share acquisition statement is delivered by the acquiring person or (ii) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the shareholders in accordance with the applicable provision of the control share acquisitions statute.

If the voting rights for shares acquired in a control share acquisition are authorized by a majority of shareholders, the acquirer has acquired beneficial ownership of a majority or more of all voting power in the election of directors, then each stockholder of record, other than the acquirer, who has not voted in favor of authorizing voting rights for the control may demand payment for his or her stock and an appraisal in accordance with M.G.L. chapter 156D.

The Massachusetts control share acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute’s provisions by including a provision in the corporation’s articles of organization or bylaws pursuant to which the corporation opts out of the statute.

Massachusetts law provides that the board of directors of a public corporation be staggered into three groups having terms of three years. This could make it difficult to replace a majority of the board in any one year. A corporation may elect not to be governed by this provision by a vote of the board of directors, or by two-thirds of each class of stock outstanding at a meeting duly called for the purpose of voting on an exemption.

Chapter 110C of the Massachusetts General Laws (i) subjects an offeror to certain disclosure and filing requirements before such offeror can proceed with a takeover bid, defined to include any acquisition of or offer to acquire stock by which, after acquisition, the offeror would own more than 10% of the issued and outstanding equity securities of a target company and (ii) provides that, if a person (together with its associates and affiliates) beneficially owns more than 5% of the stock of a Massachusetts corporation, such person may not make a takeover bid if during the preceding year such person acquired any of the subject stock with the undisclosed intent of gaining control of the corporation. The statute contains certain exceptions to these prohibitions, including if the board of directors approves the takeover bid, recommends it to the corporation’s shareholders and the terms of the takeover are furnished to shareholders. The validity of Chapter 110C has been called into questioned by a 1982 US Supreme Court decision that invalidated a similar law in the state of Illinois.

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Elimination of Liability in Certain Circumstances

Our charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Massachusetts law.   Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors to the extent provided by applicable law, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	distributions to shareholders not in compliance with the Massachusetts Business Corporation Act; or

•	any transaction from which the director derived an improper personal benefit.

Our charter provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Massachusetts law.  We expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board.  With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.  We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.   We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our charter may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty.  They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders.  Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

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DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit, from time to time. The debt securities offered by this prospectus will be issued under one of two separate indentures between us and the trustee. We have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any indenture in the prospectus supplement.

The debt securities will be obligations of the Company and will be either senior or subordinated debt securities. We have summarized material selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures. References to section numbers in this prospectus, unless otherwise indicated are references to section numbers of the applicable indenture. For purposes of this summary, the terms “we,” “our” and “us” refer only to GTY Technology Holdings Inc. and not to any of its subsidiaries. Section references included in this summary of our debt securities refer to specific sections of the indentures.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The indentures also do not limit our ability to incur other debt. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series.

We will describe the material terms of each series of debt securities we offer in a supplement to this prospectus. Each prospectus supplement relating to a series of debt securities may also describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of debt securities. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.

Ranking

The senior debt securities offered by this prospectus will:

•	be general obligations;

•	rank equally with all other unsubordinated indebtedness of the Company (except to the extent such other indebtedness is secured by collateral that does not also secure the senior debt securities offered by this prospectus); and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

The subordinated debt securities offered by this prospectus will:

•	be general obligations;

•	rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture to all senior debt of the Company; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

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A substantial portion of our assets are owned through our subsidiaries, many of which may have debt or other liabilities of their own that will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Subject to the exceptions, and subject to compliance with the applicable requirements set forth in the indentures, we may discharge our obligations under the indentures with respect to our debt securities as described below under “— Defeasance.”

Terms

We will describe the specific material terms of the series of debt securities being offered in a supplement to this prospectus. These terms may include some or all of the following:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	whether and the extent to the debt securities are entitled to the benefits of a form of guarantee;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable and whether the stated maturity date can be extended or the method used to determine or extend those dates;

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing, and the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the place or places where payments on the debt securities will be payable, where the debt securities may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the trustee;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period;

•	the rate or rates of amortization of the debt securities, if any;

•	any provisions for redemption of the debt securities;

•	any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity pursuant to any sinking fund or analogous provision or at the option of the holder;

•	the purchase price for the debt securities and the denominations in which we will issue the debt securities, if other than a minimum denomination of $2,000 and integral multiple of $1,000;

•	any provisions that would determine payments on the debt securities by reference to an index or a formula or other method and the manner of determining the amount of such payments, any foreign currency, currencies or currency units in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable and the manner for determining the equivalent amount in U.S. dollars;

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•	any provisions for payments on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	the portion of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	any variation of the defeasance and covenant defeasance sections of the indentures and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	whether we will issue the debt securities in the form of temporary or permanent global securities, the depositaries for the global securities, and provisions for exchanging or transferring the global securities;

•	whether the interest rate on the debt securities may be reset;

•	whether the stated maturity of the debt securities may be extended;

•	any deletion or addition to or change in the events of default for the debt securities and any change in the rights of the trustee or the holders or the debt securities arising from an event of default including, among others, the right to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures;

•	any additions or changes to the indentures necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the appointment of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	the terms of any right to convert or exchange the debt securities into any other securities or property;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any restriction or condition on the transferability of the debt securities;

•	the person to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal amount payable at the stated maturity of any debt will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal shall be determined);

•	whether, under what circumstances and the currency in which we will pay any additional amount on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

•	in the case of subordinated debt securities, any subordination provisions and related definitions which may be applicable in addition to, or in lieu of, those contained in the subordinated note indenture;

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•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities consistent with the indentures.

Any limit on the maximum total principal amount for any series of the debt securities may be increased by resolution of our board of directors. We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original issue discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Form, Exchange and Transfer

We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of $2,000 and integral multiples of $1,000 thereafter.

Holders generally will be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations.

Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we and the security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. At any time, we may:

•	designate additional transfer agents;

•	rescind the designation of any transfer agent; or

•	approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. If we elect to redeem a series of debt securities, neither we nor the trustee will be required:

•	to issue, register the transfer of or exchange any debt securities of that series during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed; or

•	to register the transfer or exchange of any debt security of that series so selected for redemption, except for any portion not to be redeemed.

Payment and Paying Agents

Under the indentures, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement.

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Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest:

•	by check mailed to the address of the person entitled to the payment as it appears in the security register, or

•	by wire transfer in immediately available funds to the place and account designated in writing at least fifteen days prior to the interest payment date by the person entitled to the payment as specified in the security register.

We will designate the trustee as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times.

Any money deposited with the trustee or any paying agent in trust for the payment of principal, premium, if any, or interest on the debt securities that remains unclaimed for one year after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustee and any paying agents will not be liable for those payments after we have been repaid.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

Under the indentures, we may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person as (as defined below), referred to as a “successor person” unless:

•	the successor person expressly assumes our obligations with respect to the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default shall have occurred and be continuing and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we have delivered to the trustee the certificates and opinions required under the respective indenture.

As used in the indentures, the term “person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or agency or political subdivision thereof.

Events of Default

Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the applicable indenture with respect to any series of debt securities:

•	our failure to pay principal or premium, if any, on that series of debt securities when such principal or premium, if any, becomes due;

•	our failure to pay any interest on that series of debt securities for 30 days after such interest becomes due;

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•	our failure to deposit any sinking fund payment for 30 days after such payment is due by the terms of that series of debt securities;

•	our failure to perform, or our breach, in any material respect, of any other covenant or warranty in the indenture with respect to that series of debt securities, other than a covenant or warranty included in such indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee has given us or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us and the trustee written notice of such failure to perform or breach in the manner required by the indentures;

•	specified events involving the bankruptcy, insolvency or reorganization of us; and

•	any other event of default we may provide for that series of debt securities, provided, however, that no event described in the fourth bullet point above will be an event of default until an officer of the trustee responsible for the administration of the indentures has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series due and immediately payable by a notice in writing to us (and to the trustee if given by the holders); provided that, in the case of an event of default involving certain events of bankruptcy, insolvency or reorganization, such acceleration is automatic; and provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, subject to certain conditions, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal have been cured or waived. Upon such acceleration, we will be obligated to pay the principal amount of that series of debt securities.

The right described in the preceding paragraph does not apply if an event of default occurs as described in the sixth bullet point above (i.e., other events of default), which is common to all series of our debt securities then outstanding. If such an event of default occurs and is continuing, either the trustee or holders of at least 25% in principal amount of all series of the debt securities then outstanding, treated as one class, may declare the principal amount of all series of the debt securities then outstanding to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders). Upon such declaration, we will be obligated to pay the principal amount of the debt securities.

If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders, unless the holders offer indemnity to the trustee reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:

•	the direction is not in conflict with any law or the indentures;

•	the trustee may take any other action it deems proper which is not inconsistent with the direction; and

•	the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law.

A holder of a debt security of any series may only institute proceedings or pursue any other remedy under the indentures if:

•	the holder gives the trustee written notice of a continuing event of default;

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•	holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to institute proceedings with respect to such event of default;

•	the holders offer indemnity to the trustee reasonably satisfactory to it against any loss, liability or expense in complying with such request;

•	the trustee fails to institute proceedings within 60 days after receipt of the notice, request and offer or indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due.

We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indentures and specifying all of our known defaults, if any.

Modification and Waiver

When authorized by a board resolution, we may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities in order to:

•	provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of substantially all of our assets;

•	add to our covenants for the benefit of the holders of any series of debt securities or to surrender any of our rights or powers;

•	add any additional events of default for any series of debt securities for the benefit of the holders of any series of debt securities;

•	add to, change or eliminate any provision of the indentures applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holder of any series of debt securities in any material respect, such addition, change or elimination will become effective with respect to that series only when no such security of that series remains outstanding;

•	secure the debt securities;

•	establish the forms or terms of any series of debt securities;

•	provide for uncertificated securities in addition to certificated securities;

•	evidence and provide for successor trustees and to add to or change any provisions of the indentures to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities;

•	correct any ambiguity, defect or inconsistency under the indentures;

•	add any person as a guarantor;

•	make other provisions with respect to matters or questions arising under the indentures, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect;

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•	supplement any provisions of the indentures necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded; or

•	add to, change or eliminate any provisions of the indentures in accordance with any amendments to the Trust Indenture Act of 1939, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

When authorized by a board resolution, we may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indentures or to modify the rights of the holders of one or more series of debt securities under such indentures if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	except with respect to the reset of the interest rate or extension of maturity pursuant to the terms of a particular series, changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduces the principal amount of, or any premium or rate of interest on, any debt security;

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	changes the place or currency of payment of principal, premium, if any, or interest;

•	impairs the right to institute suit for the enforcement of any payment on or after such payment becomes due for any security;

•	reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification of the indentures, for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults of the indentures;

•	makes certain modifications to the provisions for modification of the indentures and for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holders of each outstanding debt security affected by such change;

•	makes any change that adversely affects in any material respect the right to convert or exchange any convertible or exchangeable debt security or decreases the conversion or exchange rate or increases the conversion price of such debt security, unless such decrease or increase is permitted by the terms of such debt securities; or

•	changes the terms and conditions pursuant to which any series of debt securities are secured in a manner adverse to the holders of such debt securities in any material respect.

In addition, the subordinated note indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities in any material respect.

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Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or noncompliance with restrictive provisions of the indentures. However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest; or

•	waive any covenants and provisions of an indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected.

In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under an indenture as of a specified date:

•	the principal amount of an “original issue discount security” that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date;

•	if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security;

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above; and

•	debt securities owned by us or any other obligor upon the debt securities or any of our or their affiliates will be disregarded and deemed not to be outstanding.

An “original issue discount security” means a debt security issued under the indentures which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity. Some debt securities, including those for the payment or redemption of which money has been deposited or set aside in trust for the holders, and those which have been legally defeased under the indentures, will not be deemed to be outstanding.

We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under an indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of outstanding debt securities. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it sets the record date. This period may be shortened or lengthened by not more than 180 days.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of the Company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

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Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under either indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable and comply with all other conditions to defeasance set forth in the indentures, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with the restrictive covenants under the indentures, and the related events of default will no longer apply to us, but some of our other obligations under the indentures and the debt securities of that series, including the obligation to make payments on those debt securities, will survive (a “covenant defeasance”).

If we legally defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indentures, except for:

•	the rights of holders of that series of debt securities to receive, solely from a trust fund, payments in respect of such debt securities when payments are due;

•	our obligation to register the transfer or exchange of debt securities;

•	our obligation to replace mutilated, destroyed, lost or stolen debt securities; and

•	our obligation to maintain paying agencies and hold moneys for payment in trust.

We may legally defease a series of debt securities notwithstanding any prior exercise of our option of covenant defeasance in respect of such series.

In addition, the subordinated note indenture provides that if we choose to have the legal defeasance provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective. The subordinated note indenture also provides that if we choose to have covenant defeasance apply to any series of debt securities issued pursuant to the subordinated note indenture we need not comply with the provisions relating to subordination.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

We may discharge our obligations under the indentures while securities remain outstanding if (1) all outstanding debt securities issued under the indentures have become due and payable, (2) all outstanding debt securities issued under the indentures will become due and payable at their stated maturity within one year of the date of deposit, or (3) all outstanding debt securities issued under the indentures are scheduled for redemption in one year, and in each case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding debt securities issued under the indentures on the date of their scheduled maturity or the scheduled date of the redemption and paid all other amounts payable under the indentures. The subordinated note indenture provides that if we choose to discharge our obligations with respect to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective.

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes (as defined below) that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depository”) and registered in the name of the Depository’s nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

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Except as set forth below, a Global Note may be transferred by the Depository, in whole and not in part, only to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

The Depository has advised us as follows:

•	The Depository is:

o	a limited purpose trust company organized under the laws of the State of New York;

o	a “banking organization” within the meaning of the New York banking law;

o	a member of the Federal Reserve System;

o	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

o	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	When we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by such underwriter or underwriters with the principal amount of the debt securities purchased by such underwriter or underwriters.

•	Ownership of beneficial interests in a Global Note and the transfers of ownership will be evidenced only through records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in a definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indentures. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indentures.

Each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any Global Note desires to give or take any action which a holder is entitled to give or take under the indentures, the Depository would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through these participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

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Redemption notices shall be sent to the Depository. If less than all of the debt securities within an issue are being redeemed, the Depository’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

We will make payment of principal of, and interest on, debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

As described above, we will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•	if the Depository is at any time unwilling or unable to continue as depositary, defaults in the performance of its duties as depositary, ceases to be a clearing agency registered under the Exchange Act, and, in each case, a successor depositary is not appointed by us within 90 days after notice thereof, or

•	if, subject to the rules of the Depository, we choose to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in initial denominations of $2,000 and integral multiples of $1,000 thereafter and will be issued in registered form only, without coupons. We will maintain one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of the Company whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of assets of the Company to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

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•	assignment for the benefit of creditors;

•	marshaling of assets; or

•	bankruptcy, insolvency or similar proceedings of the Company,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment with respect of the principal of and any premium or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing a default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

“Debt” means, with respect to any person:

•	all indebtedness of such person for borrowed money;

•	all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	all obligations of such person to pay the deferred purchase price of property or services, but excluding accounts payable or any other indebtedness or monetary obligations to trade creditors arising in the ordinary course of business in connection with the acquisition of goods or services;

•	all capital lease obligations of such person;

•	all Debt of others secured by a lien on any asset by such person;

•	all Debt and dividends of others guaranteed by such person to the extent such Debt and dividends are guaranteed by such person; and

•	all obligations for claims in respect of derivative products.

“Senior Debt” means the principal of, and premium, if any, and interest on Debt of the Company, whether created, incurred or assumed on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu, with the subordinated debt securities.

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Notices

Holders will receive notices by mail at their addresses as they appear in the security register.

Title

We, the trustee and any agent of us or the trustee may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

New York law governs the indentures and the debt securities.

Regarding the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including the following (as applicable):

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

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No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us;

•	through agents;

•	through a combination of any of these methods of sale;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on Nasdaq, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

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EXPERTS

The consolidated balance sheets of GTY Technology Holdings Inc. as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such consolidated financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Winston & Strawn LLP, Chicago, Illinois will pass on the validity of the securities offered in this prospectus. TCF Law Group, PLLC, of Boston, Massachusetts, will pass on certain matters of Massachusetts law. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are also available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

Our website address is www.gtytechnology.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, as amended on May 22, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2020

•	our Current Reports on Form 8-K filed with the SEC on March 30, 2020, April 3, 2020, June 26, 2020, November 16, 2020, November 17, 2020; and

•	the description of the Registrant’s shares of common stock and warrants contained in the Registrant’s Current Report on Form 8-K12B/A filed with the SEC on March 18, 2019, including any amendment or report filed for the purpose of updating such descriptions.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: TJ Parass, Chief Executive Officer, GTY Technology Holdings Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada, phone number (702) 945-2898.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by GTY Technology Holdings Inc. in connection with the registration of the securities under this Registration Statement, all of which will be borne by GTY Technology Holdings Inc.

Securities and Exchange Commission Registration Fee		$4,364
FINRA Fees		*
Legal Fees and Expenses		*
Trustee Fees and Expenses		*
Accounting Fees and Expenses		*
Printing Expenses		*
Rating Agency Fees		*
Miscellaneous		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

The Company is a Massachusetts corporation. Massachusetts General Laws Chapter 156D, Sections 8.51 – 8.59, inclusive, provide that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.

Both Chapter 156D, Section 8.57 and the Company’s articles of organization provide that the corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director or while serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, or arising out of his or her status as such. The Company currently maintains directors’ and officers’ liability insurance, which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Company.

Under Chapter 156D, Section 8.51(d), the Company may not indemnify a director unless ordered to do so by a court if his or her conduct (i) did not satisfy the requirements that he or she (A) has conducted himself or herself in good faith, (B) reasonably believed that his or her conduct was in the best interest of the Company or that his or her conduct was at least not opposed to the best interests of the Company, (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (ii)(A) constituted a breach of the director’s duty of loyalty to the corporation or its shareholders, (B) involved acts or omissions not in good faith or intentional misconduct or a knowing violation of law, (C) resulted in improper distributions under section 6.40 of Chapter 156D of the Massachusetts General Laws, (D) resulted in the director deriving an improper benefit, or (E) with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan, was at least not opposed to the best interests of the Company.

II-1

The determination of whether the relevant standards of conduct have been met shall be made: (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (b) by special legal counsel selected by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (c) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (d) by the shareholders (but shares owned by or voted under the control of a disinterested director may not be voted on the determination).

The Company is not obligated under its articles of organization to indemnify or advance expenses to a director or officer of a predecessor of the Company, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. The Company’s articles provide that no amendment or repeal of the indemnification provision of its bylaws or of the relevant provisions of Chapter 156D shall affect or diminish the rights of any indemnified person to indemnification with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of the amendment or repeal. The Company’s articles of organization provide that no amendment or repeal of the provision limiting the liability of directors shall adversely affect the rights and protections afforded to directors of the Company for acts or omissions occurring prior to the amendment or repeal. The articles also provide that if the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification under the articles shall be provided to the full extent permitted or required by the amendment.

The Company has entered into agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these indemnification agreements, in addition to directors’ and officers’ liability insurance, are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Company’s articles of organization may discourage stockholders from bringing a lawsuit against its directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Company’s directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-2

Item 16.    Exhibits.

1.1*	Form of Underwriting Agreement.

3.1	Restated Articles of Organization of GTY Technology Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2019).

3.2	Bylaws of GTY Technology Holdings Inc. (incorporated by reference to Annex J to the Company’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).

4.1	Specimen Stock Certificate of the Company (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-4 (File No. 333-229189), filed with the SEC on January 11, 2019).

4.2	Form of Indenture relating to the senior debt securities (“Senior Indenture”).

4.3	Form of Indenture relating to the subordinated debt securities (“Subordinated Indenture”).

4.4*	Form of Warrant Agreement.

4.5*	Form of Warrant Certificate.

5.1	Opinion of Winston & Strawn LLP.

5.2	Opinion of TCF Law Group, PLLC.

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of GTY Technology Holdings Inc.

23.2	Consent of Winston & Strawn LLP (contained in the opinions filed as Exhibit 5.1).

23.3	Consent of TCF Law Group, PLLC (contained in the opinion filed as Exhibit 5.2).

24.1	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (included in the signature page hereto).

25.1**	Form T-1, Statement of Eligibility of Trustee under the Senior Indenture.

25.2**	Form T-1, Statement of Eligibility of Trustee under the Subordinated Indenture.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference into the registration statement.

**	To be filed separately under the electronic form type 305B2, if applicable.

II-3

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 17, 2020.

GTY TECHNOLOGY HOLDINGS INC.

By:	/s/ TJ Parass
TJ Parass
Chief Executive Officer, President and Director

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint TJ Parass and John Curran, and each or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TJ Parass	Chief Executive Officer and President	November 17, 2020
TJ Parass	(principal executive officer)

/s/ John Curran	Chief Financial Officer	November 17, 2020
John Curran	(principal financial officer)

/s/ Justin Kerr	Controller and Chief Accounting Officer	November 17, 2020
Justin Kerr	(principal accounting officer)

/s/ Randolph Cowen	Director	November 17, 2020
Randolph Cowen

/s/ William D. Green	Chairman of the Board	November 17, 2020
William D. Green

/s/ Joseph M. Tucci	Director	November 17, 2020
Joseph M. Tucci

/s/ Charles Wert	Director	November 17, 2020
Charles Wert

/s/ Harry L. You	Vice-Chairman of the Board	November 17, 2020
Harry L. You

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